UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )s

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Canopy Growth Urges Shareholders to Cast their Vote for the Upcoming Annual Meeting Today

Shareholders are Encouraged to Vote Well in Advance of the Proxy Deadline on September 20, 2024
at 1:00 p.m. (Eastern time)

Company Releases Q&A About Annual Meeting Quorum

Your Vote is Important! If you need assistance with voting your shares please contact Laurel Hill Advisory
Group at 1-877-452-7184 or by e-mail at assistance@laurelhill.com

September 11, 2024

SMITHS FALLS, ON— Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED) (NASDAQ:CGC) today urges its shareholders to vote ahead of the upcoming annual general meeting of shareholders (the “Meeting”) on September 24, 2024 at 1:00 pm (Eastern time). The Board of Directors of Canopy Growth recommends shareholders vote FOR each proposal well before the proxy voting deadline of September 20, 2024 at 1:00 p.m. (Eastern time).

In addition, the Company released the following Q&A about the importance of its shareholders taking action and voting now:

How does my vote at a shareholder meeting help?

By submitting your vote for an annual general meeting of shareholders you are participating in the governance of Canopy Growth through the election of the board of directors, appointment of the auditors and having your say on pay practices. Submitting your vote also helps achieve a quorum at the shareholder meeting.

What is a quorum?

Quorum is the minimum shareholder representation required to be present at a meeting in order to conduct business. A quorum requirement is intended to ensure that the results of the meeting are representative of the broader shareholder base.

What is considered a quorum for the Meeting?

A quorum at the Meeting consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1/3% of the outstanding shares entitled to vote at the Meeting.

Why is Canopy Growth’s quorum so high? Other Companies I’m invested in have quorums of 10% or 25%?

Canopy Growth’s primary stock listing is the Nasdaq stock exchange (the “Nasdaq”). Companies listed on the Nasdaq are required to have a quorum at a meeting of shareholders of no less than 33 1/3% of the outstanding common stock.

What happens if a quorum is not achieved?

If quorum is not achieved at the Meeting, the meeting will be adjourned, and the Company expects to continue to solicit votes in an effort to reach quorum. This will increase costs related to the Meeting, as well as divert management time and resources away from our key mission of unleashing the power of cannabis to improve lives.

What can I do to help reach quorum?

Vote! Even if you haven’t voted before, it’s as important as ever to cast your vote and help Canopy Growth reach quorum for the Meeting. Canopy Growth does not have any shareholders that hold a significant block (greater than 10%) of its common shares and as such the participation of each shareholder is very important to the success of our Meeting. Every shareholder has the power to help, and fortunately voting is both quick and easy!

We’ve retained Laurel Hill Advisory Group (“Laurel Hill”) as our proxy solicitor to answer questions and help shareholders vote their Canopy Growth shares. For many shareholders, you can vote over the phone by calling Laurel Hill toll-free 1–877–452–7184 (1-416-304-0211 for collect calls outside North America). Shareholders with questions about the Meeting or voting their shares can also contact Laurel Hill at the above phone numbers, or by email at assistance@laurelhill.com.

How do I vote?

In addition to voting with Laurel Hill, you can independently vote by following the below instructions.

For the majority of Canopy Growth shareholders, voting will be facilitated by Broadridge Financial Solutions (“Broadridge”). These shareholders should have received a form of proxy or voting instruction form from Broadridge with a 16-digit control number, which can be used to vote:

Online: http://proxyvote.com

By Phone: 1-800-474-7493

By Mail: Using the prepaid envelope that was enclosed with your proxy or voting instruction form

Canopy Growth shareholders who hold their shares at Interactive Brokers LLC can vote online at http://proxypush.com using the provided control number.

Clients of Robin Hood Securities, LLC who are eligible to vote will receive a voting notice by email from noreply@robinhood.com. Voting is hosted by Say Technologies, with voting and materials available directly from the email.

What if I don’t own many shares?

Every vote is important! The nature of Canopy Growth’s shareholder base means many small shareholders together have the power to get quorum over the line. Act now and just a few short minutes of your time can help Canopy Growth achieve this important objective.

Where can I find more information about the Meeting?

Greater details and rationale for each of the proposals can be found in Canopy Growth’s Proxy Statement that was mailed to shareholders and filed under the Company’s EDGAR and SEDAR+ profiles, and can also be found on the company’s website at https://www.canopygrowth.com/investors/investor-events/annual-general-meeting-2024.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

The proxy voting deadline is 1:00 p.m. (Eastern time) on September 20, 2024

Shareholder Questions

If you have questions or need more information about the Meeting, please contact Canopy Growth’s proxy solicitation agent, Laurel Hill Advisory Group, by telephone at 1-877-452-7184 toll-free in Canada or 416-304-0211 for international calls or by e-mail at assistance@laurelhill.com.

Media Contact:

Nik Schwenker

Vice President, Communications

Nik.schwenker@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space, in addition to category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA, LLC (“Canopy USA”). Canopy USA has closed the acquisitions of approximately 75% of the shares of Lemurian, Inc. (“Jetty”) and two of three Wana entities that make up Wana Brands, being Wana Wellness, LLC and The CIMA Group, LLC, with the full acquisition of Wana expected by end of summer, subject to regulatory approval, once the acquisition of Mountain High Products, LLC is complete. Jetty owns and operates Jetty Extracts, a California-based producer of high- quality cannabis extracts and pioneer of clean vape technology, and Wana Brands is a leading North American edibles brand. Canopy USA has also exercised an option to acquire Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast and Midwest.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment – pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

References to information included on, or accessible through, our website do not constitute incorporation by reference of the information contained at or available through our website, and you should not consider such information to be part of this press release.